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                     SMITH HELMS MULLISS & MOORE, L.L.P
                              ATTORNEYS AT LAW
                           RALEIGH, NORTH CAROLINA

                                 June 3, 1996

Highwoods Properties, Inc.
3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604

    Re: $1,000,000,000 Aggregate Offering Price of Securities (the "Securities") of Highwoods Properties, Inc. (the "Company") and Highwoods/Forsyth Limited Partnership

Ladies and Gentlemen:

    In connection with the Amendment No. 1 to the registration statement on Form S-3 (the "Registration Statement") being filed by you on or about
June 3, 1996 with the Securities and Exchange Commission regarding the registration of the Securities under the Securities Act of 1933, as amended, you have requested our opinion concerning certain of the federal income tax consequences to the Company of its election to be taxed as a real estate investment trust. This opinion is based on various assumptions, and is conditioned upon certain representations made by the Company as to factual matters through a certificate of an officer of the Company (the "Officer's Certificate"). In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in the Registration Statement. In addition, we have relied, with your permission, exclusively upon the opinion of Piper & Marbury, LLP, counsel for the Company, dated June 3, 1996 with respect to certain matters of Maryland law.

    In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion.

    In our examinations, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

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Highwoods Properties, Inc.
June 3, 1996
Page 2

    We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction, the laws of any state or as to any matters of municipal law or the laws of any other local agencies within any state.

    Based on the facts in the Registration Statement and the Officer's Certificate, it is our opinion that:

        1. Commencing with the Company's taxable year ended December 31, 1994, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust," and its proposed method of operation, as described in the representations of the Company referred to above, will enable it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code").

       2. The Operating Partnership will be treated as a partnership, and not as a corporation or as an association taxable as a corporation, for federal income tax purposes.

       3. The statements in the Registration Statement set forth under the caption "Federal Income Tax Considerations" to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

    No opinion is expressed as to any matter not discussed herein.

    This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Officer's Certificate may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code, the results of which have not and will not be reviewed by Smith Helms Mulliss & Moore, L.L.P. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements.

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Highwoods Properties, Inc.
April 22, 1996
Page 3

    This opinion is furnished solely for your use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                                 Very truly yours,

                                 SMITH HELMS MULLISS & MOORE, L.L.P.